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                                                                   Exhibit 3.37

                                    DELAWARE                             PAGE 1


                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "P.J.C, REALTY CO., INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1987, AT 1 O'CLOCK P.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWELFTH DAY OF MAY, A.D. 1998, AT 5 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                                      /s/ Harriet Smith Windsor
                                      -------------------------
                                      Harriet Smith Windsor, Secretary of State
2116958   8100H  [SEAL]               AUTHENTICATION:  3256588

040547143                                       DATE:  07-27-04

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                          CERTIFICATE OF INCORPORATION     FILED
                                                           FEB 6 1987
                                                           1 PM
                                       OF                  /S/ [ILLEGIBLE]
                                                           SECRETARY OF STATE
                             P.J.C. Realty Co., Inc.

     1.    The name of the corporation is
                           P.J.C. Realty Co., Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of sharas of stock which the corporation shall have authority to issue is Three thousand (3,000); all of such shares shall be without par value.

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Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 6th day of February, 1987.


                                            /s/ K. L. Husfelt
                                            ------------------------------
                                            K. L. Husfelt


                                            /s/ J. A. Grodzicki
                                            ------------------------------
                                            J. A. Grodzicki


                                            /s/ S. J. Queppet
                                            -----------------------------
                                            S. J.  Queppet